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                                                                     EXHIBIT 5.3

                           [Letterhead of Venable LLP]

                                 November 5, 2003

Volume Services America Holdings, Inc.
201 East Broad Street
Spartanburg, South Carolina 29306

      Re:   Re: Service America Concessions Corporation

Ladies and Gentlemen:

      We have acted as special Maryland counsel to Service America Concessions Corporation, a Maryland corporation (the "Corporation") which is an indirect wholly owned subsidiary of Volume Services America Holdings, Inc. (the "Issuer"), in connection with a Registration Statement on Form S-1 (File No. 333-103169) filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, together with the amendments thereto filed through the date hereof being referred to as the "Registration Statement") by the Issuer and guarantors listed therein, including the Corporation (the other guarantors and Corporation, together with the Issuer, the "Guarantors"). The Registration Statement relates to the Issuance by the Issuer of Income Depository Securities
(IDSS) representing shares of Common Stock of the Issuer and subordinated notes due 2013 ("Notes") and the guarantee of the Notes by the Guarantors (the "Guarantees"), including a guarantee issued by the Corporation (the "Corporation's Guarantee") with respect to the Notes. We understand the Notes and the Guarantees will be issued under an indenture (the "Indenture"), in substantially the same form as the draft of October 1, 2003 provided to us, among the Issuer, the Guarantors and The Bank of New York, as Trustee. The defined terms used herein shall have the meaning given in the Indenture unless otherwise defined herein.

      This opinion is being delivered at the request of the Issuer in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by Simpson Thacher & Bartlett, counsel to the Issuer. You are aware, and we hereby confirm, that we have not represented the Issuer or the Corporation with respect to the IDSS, the Registration Statement, the Notes, the Guarantees or otherwise, but that we have been retained for the limited purpose of rendering the opinions set forth herein. We hereby confirm that you acknowledge the foregoing and that you have consented to the rendering of the opinions set forth herein by this firm in light thereof.
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Volume Services America Holdings, Inc.
November 5, 2003
Page 2

      As special Maryland counsel to the Corporation, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following:

      (i) Amendment No. 4 to the Registration Statement, as filed on Form S-1 with the Commission on August 26, 2003;

      (ii) the form of Amendment and Restatement of the Charter to be filed immediately prior to the issuance of the IDSS and the Amended and Restated Bylaws of the Corporation, as currently in effect;\


      (iii) copy of certain executed resolutions of the Board of Directors of the Corporation relating to the issuance of the Common Stock, Notes, the Indenture, the Guarantees and the other transactions contemplated by the Registration Statement; and

      (iv) a copy of the draft Indenture dated October 1, 2003 and the Corporation's Guarantee included therein.

We also have examined and relied upon the following documents:

      (a) a certificate of the Maryland State Department of Assessments and Taxation, dated August 15, 2003, to the effect that the Corporation is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland;

      (b) a Secretary's certificate of the Corporation dated October 2, 2003, certifying (v) the form of Amendment and Restatement of the Charter of the Corporation, (w) the Bylaws of the Corporation, (x) certain resolutions of the Board of Directors, and (y) the form of Indenture; and

      (c) such other documents, records, agreements and certificates of the Corporation and Issuer and such other parties as we have deemed necessary or appropriate to enable us to render the opinions expressed below.
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Volume Services America Holdings, Inc.
November 5, 2003
Page 3

      In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Corporation and others. We have assumed that the final executed Indenture will be in substantially the same form as the draft Indenture dated August 29, 2003 that has been provided to us and that the form of amended and restated charter provided to us ("Amended and Restated Charter") will be filed for record with the Maryland Department of Assessments and Taxation prior to the issuance of the IDSS.

      Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

      1. The Corporation has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture.

      2. The Indenture has been duly and validly authorized and upon due execution and delivery of the Indenture, the Indenture will have been duly and validly executed and delivered by the Corporation.

      3. The execution, delivery and performance by the Corporation of the Indenture and the Corporation's Guarantee do not and will not violate the Corporation's Amended and Restated Charter and Bylaws, and do not and will not violate any applicable Maryland law.

      In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following assumptions and qualifications.

      1. The opinions expressed herein are based upon and limited to the applicable laws of the State of Maryland, excluding the principles of conflicts of laws thereof, as in effect as of the date hereof, and our knowledge of the facts relevant to such opinions on such date. In this regard, we note that we are members of the bar of the State of Maryland, we do not express any opinion herein as to matters governed by the laws of any other jurisdiction, we do not purport to be experts in any other laws and we can accept no responsibility for the applicability or effect of any such laws. In addition, we
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Volume Services America Holdings, Inc.
November 5, 2003
Page 4

assume no obligation to supplement the opinions expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that affect the opinions expressed herein.

      2. We have not examined any court dockets, agency files or other public records regarding the entry of any judgments, writs, decrees or orders or the pendency of any actions, suits, proceedings, investigations or litigation.

      3. We do not purport to pass upon the application of any "blue sky" or securities laws with respect to the transactions contemplated by the Registration Statement, the Indenture, the Guarantees, the Corporation's Guarantee or the transactions contemplated thereby.

      4. This letter is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters.

      We call your attention to The Report of the Special Joint Committee on Lawyer's Opinions in Commercial Transactions of the Maryland State Bar Association, Inc. and The Bar Association of Baltimore City dated January 18, 1989, as published in The Business Lawyer, Volume 45, Number 2 (February 1990) at page 705, which Report guides us in the preparation and delivery of legal opinions in commercial transactions.

      This opinion is being rendered at the request of the Issuer in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by Simpson Thacher & Bartlett, counsel for the Issuer. We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement and the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules or Regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Venable LLP

                                    Venable LLP